                                                                     Exhibit 4.3

                                     EGTRRA
                                AMENDMENT TO THE

                    American Pacific Corporation 401(k) Plan

                                    ARTICLE I
                                    PREAMBLE

1.1         ADOPTION AND EFFECTIVE DATE OF AMENDMENT. This amendment of the plan is adopted to reflect certain  provisions of the Economic Growth and
            Tax Relief Reconciliation Act of 2001 ("EGTRRA").  This amendment is intended as good faith  compliance  with the  requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder.  Except as otherwise  provided,  this amendment shall be effective as of the first day of the first plan year beginning after
            December 31, 2001.

1.2         SUPERSESSION  OF  INCONSISTENT  PROVISIONS.   This  amendment  shall
            supersede the provisions of the plan to the extent those  provisions are inconsistent with the provisions of this amendment.

                                   ARTICLE II
                          ADOPTION AGREEMENT ELECTIONS

            --------------------------------------------------------------------

            The  questions in this Article II only need to be completed in order to override the default  provisions  set forth below.  If all of the default  provisions  will  apply,  then  these  questions  should be skipped.

            Unless  the  employer  elects  otherwise  in this  Article  II,  the following defaults apply:

            1)   The vesting  schedule  for matching  contributions  will be a 6 year  graded  schedule  (if the  plan  currently  has a  graded schedule  that  does  not  satisfy  EGTRRA)  or a 3 year  cliff schedule (if the plan  currently has a cliff schedule that does not  satisfy  EGTRRA),  and  such  schedule  will  apply to all matching contributions (even those made prior to 2002).

            2)   Rollovers are automatically excluded in determining whether the
                 $5,000 threshold has been exceeded for automatic  cash-outs (if the plan is not  subject to the  qualified  joint and  survivor annuity  rules and provides for automatic  cash-outs).  This is
                 applied   to  all   participants   regardless   of   when   the
                 distributable event occurred.
            3)   The  suspension  period after a hardship  distribution  is made will  be  6  months  and  this  will  only  apply  to  hardship distributions made after 2001.
            4)   Catch-up contributions will be allowed.
            5)   For target benefit plans, the increased  compensation  limit of
                 $200,000 will be applied retroactively (i.e., to years prior to
                 2002).
            --------------------------------------------------------------------

2.1         Vesting Schedule for Matching Contributions

            If there are matching  contributions  subject to a vesting  schedule that does not satisfy EGTRRA,  then unless otherwise  elected below, for  participants  who  complete  an hour of  service in a plan year beginning  after December 31, 2001, the following  vesting  schedule will  apply  to all  matching  contributions  subject  to a  vesting schedule:

            If the  plan  has a  graded  vesting  schedule  (i.e.,  the  vesting schedule  includes a vested percentage that is more than 0% and less than 100%) the following will apply:

                   Years of vesting service      Nonforfeitable percentage

                           2                              20%
                           3                              40%
                           4                              60%
                           5                              80%
                           6                             100%

            If the plan does not have a graded vesting  schedule,  then matching contributions will be nonforfeitable  upon the completion of 3 years of vesting service.

            In lieu of the above  vesting  schedule,  the  employer  elects  the following schedule:
            a. [ ] 3 year cliff (a  participant's  accrued  benefit derived from employer matching  contributions shall be nonforfeitable upon the  participant's  completion  of  three  years  of  vesting service).
            b. [ ] 6 year graded  schedule (20% after 2 years of vesting service and an additional 20% for each year thereafter).
            c. [ ] Other (must be at least as liberal as a. or the b. above):

                       Years of vesting service      Nonforfeitable percentage

                            --------                        ---------%
                            --------                        ---------%
                            --------                        ---------%
                            --------                        ---------%
                            --------                        ---------%

            The  vesting   schedule   set  forth  herein  shall  only  apply  to
            participants  who  complete  an  hour  of  service  in a  plan  year beginning  after December 31, 2001,  and, unless the option below is elected,  shall  apply to all  matching  contributions  subject to a vesting schedule.
            d. [ ] The   vesting   schedule   will   only   apply  to   matching
                   contributions made in plan years beginning after December 31,
                   2001 (the prior schedule will apply to matching contributions made in prior plan years).

2.2         EXCLUSION  OF  ROLLOVERS  IN  APPLICATION  OF  INVOLUNTARY  CASH-OUT
            PROVISIONS  (FOR PROFIT SHARING AND 401(K) PLANS ONLY).  If the plan is not subject to the qualified joint and survivor annuity rules and includes  involuntary  cash-out  provisions,  then unless one of the options  below is elected,  effective for  distributions  made after
            December  31,  2001,  rollover  contributions  will be  excluded  in determining the value of the  participant's  nonforfeitable  account balance for purposes of the plan's involuntary cash-out rules.
            a. [ ] Rollover contributions will not be excluded.
            b. [ ] Rollover  contributions will be excluded only with respect to distributions  made  after  _____________.  (Enter  a date no earlier than December 31, 2001.)
            c. [ ] Rollover  contributions will only be excluded with respect to participants who separated from service after _____. (Enter a date. The date may be earlier than December 31, 2001.)

2.3         SUSPENSION  PERIOD OF HARDSHIP  DISTRIBUTIONS.  If the plan provides for  hardship  distributions  upon  satisfaction  of the safe harbor
            (deemed)   standards   as  set   forth  in   Treas.   Reg.   Section
            1.401(k)-1(d)(2)(iv),  then, unless the option below is elected, the suspension period following a hardship distribution shall only apply to hardship distributions made after December 31, 2001.
            [  ]  With regard to hardship  distributions  made  during  2001,  a participant shall be prohibited from making elective deferrals and  employee  contributions  under  this and all other  plans until the later of January 1, 2002,  or 6 months after receipt of the distribution.

2.4         CATCH-UP  CONTRIBUTIONS  (FOR 401(K) PROFIT SHARING PLANS ONLY): The
            plan permits catch-up  contributions  (Article VI) unless the option below is elected.
            [ ] The plan does not permit catch-up contributions to be made.

                                   ARTICLE III
                        VESTING OF MATCHING CONTRIBUTIONS

3.1         APPLICABILITY. This Article shall apply to participants who complete an Hour of Service after December 31, 2001,  with respect to accrued benefits derived from employer matching  contributions  made in plan years beginning after December 31, 2001. Unless otherwise elected by the employer in Section 2.1 above,  this Article shall also apply to all such  participants with respect to accrued benefits derived from employer matching  contributions  made in plan years beginning prior to January 1, 2002.

3.2         VESTING  SCHEDULE.  A  participant's  accrued  benefit  derived from employer  matching  contributions  shall vest as provided in Section
            2.1 of this amendment.

                                   ARTICLE IV
                              INVOLUNTARY CASH-OUTS

4.1         APPLICABILITY   AND  EFFECTIVE   DATE.  If  the  plan  provides  for
            involuntary  cash-outs  of amounts  less than  $5,000,  then  unless otherwise  elected in Section 2.2 of this  amendment,  this  Article shall apply for  distributions  made after  December 31,  2001,  and
            shall  apply  to  all  participants.   However,  regardless  of  the
            preceding,  this  Article  shall not apply if the plan is subject to the qualified  joint and survivor  annuity  requirements of Sections
            401(a)(11) and 417 of the Code.

4.2         ROLLOVERS  DISREGARDED IN DETERMINING  VALUE OF ACCOUNT  BALANCE FOR
            INVOLUNTARY DISTRIBUTIONS.  For purposes of the Sections of the plan that  provide for the  involuntary  distribution  of vested  accrued
            benefits   of  $5,000  or  less,   the  value  of  a   participant's
            nonforfeitable account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of
            Sections  402(c),  403(a)(4),   403(b)(8),   408(d)(3)(A)(ii),   and
            457(e)(16)  of  the  Code.   If  the  value  of  the   participant's
            nonforfeitable  account  balance as so determined is $5,000 or less, then the plan shall immediately  distribute the participant's entire nonforfeitable account balance.

                                    ARTICLE V
                             HARDSHIP DISTRIBUTIONS

5.1         APPLICABILITY  AND EFFECTIVE DATE. If the plan provides for hardship
            distributions   upon   satisfaction  of  the  safe  harbor  (deemed)
            standards as set forth in Treas. Reg. Section  1.401(k)-1(d)(2)(iv), then this Article  shall apply for calendar  years  beginning  after
            2001.

5.2         SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION. A participant who receives a  distribution  of elective  deferrals  after December 31,
            2001,  on  account  of  hardship  shall be  prohibited  from  making elective  deferrals  and employee  contributions  under this and all other  plans of the  employer  for 6  months  after  receipt  of the distribution. Furthermore, if elected by the employer in Section 2.3 of this  amendment,  a participant  who receives a  distribution  of elective  deferrals  in  calendar  year 2001 on account of  hardship shall be  prohibited  from making  elective  deferrals  and employee contributions  under  this and all  other  plans  until the later of
            January 1, 2002, or 6 months after receipt of the distribution.

                                   ARTICLE VI
                             CATCH-UP CONTRIBUTIONS

CATCH-UP  CONTRIBUTIONS.  Unless  otherwise  elected  in  Section  2.4  of  this amendment,  all employees who are eligible to make elective deferrals under this plan and who have  attained  age 50 before  the close of the plan year  shall be eligible to make catch-up  contributions  in accordance with, and subject to the limitations  of, Section 414(v) of the Code. Such catch-up  contributions  shall not  be  taken  into  account  for  purposes  of  the  provisions  of  the  plan implementing  the required  limitations of Sections  402(g) and 415 of the Code.
The plan shall not be treated as failing to satisfy the  provisions  of the plan implementing  the  requirements of Section  401(k)(3),  401(k)(11),  401(k)(12),
410(b),  or 416 of the Code,  as  applicable,  by  reason of the  making of such catch-up contributions.

                                   ARTICLE VII
                         INCREASE IN COMPENSATION LIMIT

INCREASE IN COMPENSATION  LIMIT.  The annual  compensation  of each  participant taken into account in determining  allocations for any plan year beginning after
December 31, 2001,  shall not exceed  $200,000,  as adjusted for  cost-of-living
increases  in  accordance  with  Section   401(a)(17)(B)  of  the  Code.  Annual
compensation means  compensation  during the plan year or such other consecutive
12-month period over which  compensation is otherwise  determined under the plan
(the  determination  period).  If this is a target benefit plan,  then except as otherwise elected in Section 2.5 of this amendment,  for purposes of determining benefit accruals in a plan year beginning after December 31, 2001,  compensation
for  any  prior  determination   period  shall  be  limited  to  $200,000.   The
cost-of-living  adjustment  in effect  for a  calendar  year  applies  to annual compensation  for the  determination  period  that  begins  with or within  such calendar year.

                                  ARTICLE VIII
                                   PLAN LOANS

PLAN LOANS FOR  OWNER-EMPLOYEES  OR  SHAREHOLDER-EMPLOYEES.  If the plan permits loans to be made to  participants,  then  effective  for plan  loans  made after
December 31, 2001, plan provisions  prohibiting  loans to any  owner-employee or shareholder-employee shall cease to apply.

                                   ARTICLE IX
              LIMITATIONS ON CONTRIBUTIONS (IRC SECTION 415 LIMITS)

9.1         EFFECTIVE DATE. This Section shall be effective for limitation years beginning after December 31, 2001.

9.2         MAXIMUM  ANNUAL  ADDITION.  Except  to the  extent  permitted  under
            Article VI of this  amendment  and  Section  414(v) of the Code,  if applicable, the annual addition that may be contributed or allocated to a  participant's  account under the plan for any limitation  year shall not exceed the lesser of:

            a.  $40,000,  as adjusted for increases in the cost-of-living  under
                Section 415(d) of the Code, or

            b.  100  percent  of  the  participant's  compensation,  within  the meaning of Section  415(c)(3)  of the Code,  for the  limitation year.

            The  compensation  limit  referred  to in b.  shall not apply to any contribution  for medical  benefits  after  separation  from service
            (within the meaning of Section  401(h) or Section  419A(f)(2) of the
            Code) which is otherwise treated as an annual addition.

                                    ARTICLE X
                         MODIFICATION OF TOP-HEAVY RULES

10.1        EFFECTIVE DATE. This Article shall apply for purposes of determining whether the plan is a  top-heavy  plan under  Section  416(g) of the
            Code for plan years  beginning  after December 31, 2001, and whether the plan  satisfies  the minimum  benefits  requirements  of Section
            416(c) of the Code for such years. This Article amends the top-heavy provisions of the plan.

10.2        DETERMINATION OF TOP-HEAVY STATUS.

10.2.1      KEY  EMPLOYEE.  Key employee  means any employee or former  employee
            (including  any deceased  employee)  who at any time during the plan year that  includes  the  determination  date was an  officer of the employer  having  annual  compensation  greater  than  $130,000  (as adjusted  under  Section  416(i)(1)  of  the  Code  for  plan  years beginning  after  December  31,  2002),  a  5-percent  owner  of the employer,  or a  1-percent  owner  of  the  employer  having  annual compensation  of  more  than  $150,000.  For  this  purpose,  annual compensation  means  compensation  within  the  meaning  of  Section
            415(c)(3) of the Code.  The  determination  of who is a key employee will be made in  accordance  with Section  416(i)(1) of the Code and
            the   applicable   regulations   and  other   guidance   of  general
            applicability issued thereunder.

10.2.2      DETERMINATION  OF PRESENT  VALUES AND AMOUNTS.  This Section  10.2.2
            shall  apply for  purposes  of  determining  the  present  values of accrued benefits and the amounts of account balances of employees as of the determination date.

            a.  DISTRIBUTIONS  DURING YEAR ENDING ON THE DETERMINATION DATE. The
                present  values of accrued  benefits  and the amounts of account balances of an employee  as of the  determination  date shall be increased by the distributions made with respect to the employee under  the  plan  and any plan  aggregated  with the plan  under
                Section 416(g)(2) of the Code during the 1-year period ending on the determination  date. The preceding sentence shall also apply to distributions  under a terminated plan which, had it not been terminated,  would  have  been  aggregated  with the plan  under
                Section   416(g)(2)(A)(i)   of  the  Code.  In  the  case  of  a
                distribution  made  for a  reason  other  than  separation  from service,  death, or disability,  this provision shall be applied by substituting "5-year period" for "1-year period."

            b.  EMPLOYEES  NOT  PERFORMING  SERVICES  DURING  YEAR ENDING ON THE
                DETERMINATION  DATE.  The accrued  benefits  and accounts of any individual  who  has not  performed  services  for the  employer during the 1-year period ending on the determination  date shall not be taken into account.

10.3        MINIMUM BENEFITS.

10.3.1      MATCHING  CONTRIBUTIONS.  Employer matching  contributions  shall be
            taken  into   account  for  purposes  of   satisfying   the  minimum
            contribution  requirements of Section  416(c)(2) of the Code and the plan.  The preceding  sentence  shall apply with respect to matching contributions  under  the plan or,  if the  plan  provides  that the minimum contribution  requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum  contribution  requirements shall be treated as matching contributions  for  purposes of the actual  contribution  percentage test and other requirements of Section 401(m) of the Code.

10.3.2      CONTRIBUTIONS  UNDER OTHER PLANS.  The  employer may provide,  in an addendum to this  amendment,  that the minimum  benefit  requirement shall be met in another plan  (including  another plan that consists
            solely  of  a  cash  or   deferred   arrangement   which  meets  the
            requirements  of  Section   401(k)(12)  of  the  Code  and  matching
            contributions  with  respect  to which the  requirements  of Section
            401(m)(11)  of the Code are met).  The addendum  should  include the name of the other plan,  the minimum  benefit  that will be provided under  such other  plan,  and the  employees  who will  receive  the minimum benefit under such other plan.

                                   ARTICLE XI
                                DIRECT ROLLOVERS

11.1        EFFECTIVE DATE. This Article shall apply to distributions made after
            December 31, 2001.

11.2        MODIFICATION OF DEFINITION OF ELIGIBLE RETIREMENT PLAN. For purposes
            of  the  direct  rollover   provisions  of  the  plan,  an  eligible
            retirement  plan shall also mean an annuity  contract  described  in
            Section 403(b) of the Code and an eligible plan under Section 457(b)
            of the Code which is maintained by a state, political subdivision of a state,  or any agency or  instrumentality  of a state or political subdivision  of a state and which agrees to  separately  account for amounts transferred into such plan from this plan. The definition of eligible  retirement  plan  shall  also  apply  in  the  case  of  a distribution to a surviving  spouse, or to a spouse or former spouse who is the  alternate  payee  under a  qualified  domestic  relation order, as defined in Section 414(p) of the Code.

11.3        MODIFICATION  OF DEFINITION  OF ELIGIBLE  ROLLOVER  DISTRIBUTION  TO
            EXCLUDE HARDSHIP DISTRIBUTIONS.  For purposes of the direct rollover provisions of the plan, any amount that is distributed on account of hardship  shall not be an  eligible  rollover  distribution  and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan.

11.4        MODIFICATION  OF DEFINITION  OF ELIGIBLE  ROLLOVER  DISTRIBUTION  TO
            INCLUDE AFTER-TAX EMPLOYEE CONTRIBUTIONS. For purposes of the direct rollover  provisions in the plan, a portion of a distribution  shall not fail to be an eligible rollover  distribution merely because the portion consists of after-tax employee  contributions  which are not includible in gross income. However, such portion may be transferred only to an  individual  retirement  account or annuity  described in
            Section  408(a)  or (b)  of  the  Code,  or to a  qualified  defined contribution  plan described in Section 401(a) or 403(a) of the Code that  agrees to  separately  account  for  amounts  so  transferred, including separately accounting for the portion of such distribution which  is  includible  in  gross  income  and  the  portion  of such distribution which is not so includible.

                                   ARTICLE XII
                           ROLLOVERS FROM OTHER PLANS

ROLLOVERS   FROM   OTHER   PLANS.   The   employer,   operationally   and  on  a
nondiscriminatory basis, may limit the source of rollover contributions that may be accepted by this plan.

                                  ARTICLE XIII
                           REPEAL OF MULTIPLE USE TEST

REPEAL OF  MULTIPLE  USE TEST.  The  multiple  use test  described  in  Treasury
Regulation  Section  1.401(m)-2  and the plan  shall not  apply  for plan  years beginning after December 31, 2001.

                                   ARTICLE XIV
                               ELECTIVE DEFERRALS

14.1        ELECTIVE DEFERRALS - CONTRIBUTION  LIMITATION.  No participant shall be permitted to have elective deferrals made under this plan, or any other  qualified plan  maintained by the employer during any taxable year, in excess of the dollar limitation contained in Section 402(g)
            of the Code in effect for such  taxable  year,  except to the extent permitted  under Article VI of this  amendment and Section 414(v) of the Code, if applicable.

14.2        MAXIMUM SALARY REDUCTION  CONTRIBUTIONS FOR SIMPLE PLANS. If this is a SIMPLE  401(k)  plan,  then except to the extent  permitted  under
            Article VI of this  amendment  and  Section  414(v) of the Code,  if applicable,  the maximum salary reduction  contribution  that can be
            made  to  this  plan  is  the  amount   determined   under   Section
            408(p)(2)(A)(ii) of the Code for the calendar year.

                                   ARTICLE XV
                           SAFE HARBOR PLAN PROVISIONS

MODIFICATION OF TOP-HEAVY  RULES.  The top-heavy  requirements of Section 416 of the Code and the plan shall not apply in any year  beginning  after December 31,
2001, in which the plan consists solely of a cash or deferred  arrangement which
meets  the  requirements  of  Section   401(k)(12)  of  the  Code  and  matching
contributions  with respect to which the  requirements of Section  401(m)(11) of the Code are met.

                                   ARTICLE XVI
                    DISTRIBUTION UPON SEVERANCE OF EMPLOYMENT

16.1        EFFECTIVE  DATE.  This  Article  shall apply for  distributions  and transactions  made after  December 31, 2001,  regardless of when the severance of employment occurred.

16.2        NEW  DISTRIBUTABLE   EVENT.  A  participant's   elective  deferrals,
            qualified    nonelective    contributions,     qualified    matching
            contributions,  and  earnings  attributable  to these  contributions shall be distributed on account of the participant's  severance from employment.  However,  such a  distribution  shall be subject to the other  provisions of the plan  regarding  distributions,  other than provisions  that  require a  separation  from  service  before  such amounts may be distributed.

This amendment has been executed this 13th day of May, 2003.

Name of Employer: American Pacific Corporation

By: /s/ John R. Gibson
    ------------------
      EMPLOYER

Name of Plan: American Pacific Corporation 401(k) Plan